Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 10, 2018, by and among Visualant, Incorporated, a Nevada corporation (“Parent”), 500 Union Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and RAAI Lighting, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the boards of directors of each of the Company, Parent and Merger Sub have each unanimously approved this Agreement and have determined and declared that it is advisable and fair to and in the best interests of their respective corporations and stockholders to consummate the merger of Merger Sub with and into the Company (the “Merger”) and the other transactions contemplated hereby, on the terms and conditions set forth herein;

WHEREAS for U.S. Federal income Tax purposes, it is intended that (a) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (I.R.C. § 368(a)), as amended (the “Code”) (such Tax treatment being referred to as the “Intended Tax Treatment”), (b) this Agreement be, and is hereby, adopted as a “plan of reorganization” for purposes of Sections 354 (I.R.C. § 354) and 361 (I.R.C. § 361) of the Code, and (c) Parent, Merger Sub and Company each be a “party to the reorganization” within the meaning of Section 368(b) of the Code; and

WHEREAS, Parent, Merger Sub, and the Company desire to make certain representations, warranties, covenants, and agreements in connection with this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Article I.         THE MERGER

Section 1.01     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned subsidiary of Parent.

Section 1.02     Closing. The closing of the Merger (the “Closing”) will take place as soon as practicable (and, in any event, within five Business Days) after satisfaction of all conditions to the Merger set forth in Article VI hereof other than those conditions that by their nature are to be satisfied at the Closing (such actual date of Closing, the “Closing Date”), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto.  The Closing will be held at the offices of Parent, 500 Union Street, Suite 810, Seattle, Washington 98101, or as otherwise may be agreed to in writing by the parties hereto.

Section 1.03     Effective Time. As soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the provisions of the DGCL.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the parties shall agree in compliance with the DGCL and as shall be set forth in the Certificate of Merger (such time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”).

Section 1.04     Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation, all as provided under the DGCL.

Section 1.05     Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Company (the “Certificate of Incorporation”) shall, by virtue of the Merger, be the certificate of incorporation of the Surviving Corporation until thereafter amended as permitted by Law and this Agreement. The Bylaws of Merger Sub (the “Bylaws”), as in effect immediately prior to the Effective Time, shall, by virtue of the Merger, be the bylaws of the Surviving Corporation until thereafter amended as permitted by Law and this Agreement.

Section 1.06     Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective death, permanent disability, resignation, or removal or until their respective successors are duly elected and qualified.

Article II.         CONVERSION OF SHARES; APPRAISAL RIGHTS

Section 2.01     Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, except as otherwise provided in this Agreement, each share of common stock of the Company, par value $0.00001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 2,000 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, par value $0.001 per share, of Parent (the “Parent Common Stock”).  Such shares of Parent Common Stock into which shares of Company Common Stock are converted pursuant to this Section 1.01(a) shall be herein referred to as the “Merger Consideration.”

Section 2.02     Conversion of Common Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, $0.0001 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation, with the same rights, powers and privileges of the shares so converted; as a result, Parent will own all the outstanding capital stock of the Surviving Corporation.

Section 2.03     Adjustments. If during the period between the date of this Agreement and the Effective Time there shall be any change in the number or classification of outstanding shares of Company Common Stock or Parent Common Stock as the result of the occurrence or record date of any reclassification, recapitalization, stock dividend, stock distribution, stock split, reverse stock split, combination, exchange or readjustment of shares, or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such change; provided, that nothing in this Section 2.04 shall be construed as permitting the Company to take any action otherwise prohibited by this Agreement.

Section 2.04     Payment for Shares.

(a)

Delivery of Certificates. Not later than two (2) Trading Days after the Closing (the “Share Delivery Date”), Parent shall deliver, or cause to be delivered, to the stockholders of the Company a certificate or certificates representing the number of shares of Parent Common Stock being issued as the Merger Consideration.  All certificate or certificates required to be delivered by Parent under this Section 2.04(a) shall be delivered electronically through DTC or another established clearing corporation performing similar functions, unless Parent or its Transfer Agent does not have an account with DTC and/or is not participating in the DTC Fast Automated Securities Transfer Program, then the Company shall issue and deliver to the address as specified in this Agreement a certificate (or certificates), registered in the name of the stockholder or its designee, for the number of shares of Parent Common Stock being acquired.

The shares of Parent Stock shall bear a restrictive legend in substantially the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE

SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the shares of Parent Stock are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the Company’s expense, shall obtain a legal opinion to allow for such sales under Rule 144.

(b)

All shares of Parent Common Stock to be issued pursuant to this Agreement shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement; provided that no dividends or other distributions declared or made in respect of the Parent Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate in accordance with this Article II.

(c)

No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender or transfer for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

(d)

If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration in respect of such Certificate and any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.05(d) and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.05(c).

Article III.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) which identifies items of disclosure by reference to a particular section or subsection of this Agreement (provided, however, that any information set forth in one section of such Company Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its relevance is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01     Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or lease its properties and assets and to carry on its business as currently conducted.  The Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or in good standing when taken together with all other such failures, has not, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.02     Capitalization.

(a)	The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. At the close of business on the Business Day immediately preceding the date of this Agreement:

(b)	1,000 shares of Company Common Stock were issued and outstanding;

(c)	no shares of Company Common Stock were reserved for issuance pursuant to outstanding employee stock options or other equity grants.

Section 3.03     All of the shares of Company Common Stock outstanding are duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

Section 3.04     There are on the date hereof no outstanding shares of capital stock of, or other equity or voting interest in, the Company, and no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, any capital stock, voting securities or other equity ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other equity ownership interests in) the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company or (iv) obligations (excluding Taxes and other fees) by the Company to make any payments based on the market price or value of the Company Common Stock. As of the date hereof, the Company has no outstanding obligations to purchase, redeem or otherwise acquire any company securities described in clauses (i), (ii) and (iii) hereof.

Section 3.05     Subsidiaries. The Company has no Subsidiaries.

Section 3.06     Corporate Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of the Company and, except for obtaining the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of the Parent and Merger Sub, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

Section 3.07     Non-Contravention; Filings and Consents. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(a)	contravene, conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of the Company;

(b)	assuming that the Company Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order;

(c)

require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration, or cancellation of any Contract to which the Company is a party, or by which it or its properties or assets may be bound or affected or any governmental authorization affecting, or relating in any way to, the property, assets or business of the Company; or

(d)	result in the creation or imposition of any Lien on any asset of the Company.

The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (ii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  For purposes of this Agreement, “Governmental Authority” means any national, state or local, domestic or foreign or international, government or any judicial, legislative, executive, administrative or regulatory authority, tribunal, agency, body, entity or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign or international.

Section 3.08     Disclosure. The Company has provided Parent or its Representatives with all of the information that Parent has requested in analyzing whether to consummate the Merger and the other transactions contemplated by this Agreement.  None of the representations or warranties of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein, in the light of the circumstances under which they were made, not misleading.

Section 3.09     Employee Benefit Plans.

(a)

The Company has no “employee benefit plans” as defined in Section 3 of the Employee Retirement Security Act of 1974 (93 P.L. 406), as amended (“ERISA”).  The Company has no plan or commitment to establish any such employee benefit plan.

(b)

The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement (either alone or in conjunction with any other event) will not:

(c)

result in any material payment or benefit becoming due or payable, or required to be provided, to any director, employee, consultant or independent contractor of the Company, or cause or create any right to the forgiveness of indebtedness owed by any employee to the Company; or

(d)

materially increase the amount of, or accelerate the time of payment of, any benefit or compensation payable under any employment arrangement, or result in the payment of any amount that would not be deductible by reason of Section 280G of the Code (I.R.C. § 280G).

Section 3.10     Labor. There is no claim or grievance pending or, to the Knowledge of the Company, threatened against the Company relating to terms and conditions of employment or unfair labor practices, including charges of unfair labor practices or harassment complaints.

Section 3.11     Litigation. There is no complaint, claim, action, suit, litigation, proceeding or governmental or administrative investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, including in respect of the transactions contemplated hereby that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. The Company is not subject to any outstanding Order (i) that prohibits the Company from conducting its business as now conducted or proposed to be conducted or (ii) that would, individually or in the aggregate, have, or that would reasonably be expected to have, a Company Material Adverse Effect.

Section 3.12     Tax Matters.

(a)

The Company has timely filed all federal, state, local and foreign Tax returns, estimates, information statements and reports relating to any and all Taxes of the Company or its operations (the “Tax Returns”) required to be filed by applicable Law by the Company as of the date hereof. Any such Tax Returns are true, correct, and complete, and the Company has timely paid all Taxes attributable to the Company that were due and payable by the Company as shown on such Tax Returns, except with respect to matters contested in good faith.

(b)

As of the date of this Agreement, there is no written claim or assessment pending or, to the Knowledge of the Company, threatened against the Company for any alleged deficiency in Taxes of the Company, and there is no audit or investigation with respect to any liability of the Company for Taxes. The Company has not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(c)

The Company has withheld from its employees (and timely paid to the appropriate Governmental Authority) (or has not been required to withhold and pay) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation).

(d)

The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code (I.R.C. § 368(a)).

(e)

For purposes of this Agreement, “Tax” or, collectively, “Taxes” shall mean any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties (including stamp duty), impositions and liabilities, including capital gains tax, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment, workers’ compensation and pension insurance), together with all interest, penalties, and additions imposed by a Governmental Authority with respect to such amounts.

Section 3.13     Compliance with Laws; Permits.

(a)

The Company is not in conflict with, in default or, with notice, lapse of time or both, would be in default, with respect to or in violation of any (i) statute, law, ordinance, rule, regulation or requirement of a Governmental Authority (each, a “Law”) or (ii) order, judgment, writ, decree or injunction issued by any court, agency or other Governmental Authority (each, an “Order”) applicable to the Company or by which any property or asset of the Company is bound or affected.

(b)

The Company has all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to conduct its businesses as currently conducted (“Permits”) and such Permits are valid and in full force and effect.  The Company is in compliance with the terms of such Permits and, as of the date of this Agreement, the Company has not received written notice from any Governmental Authority threatening to revoke, or indicating that it is investigating whether to revoke, any such Permit.

Section 3.14     Environmental Matters.

(a)	The Company is in compliance with all applicable Environmental Laws;

(b)	there is no action relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company; and

(c)	there have been no Releases of Hazardous Materials on properties since they were owned, operated or leased by the Company (or, to the Knowledge of the Company, previously).

(d)	For purposes of the Agreement:

(i)

“Environmental Laws” means all Laws, including federal, state, local, foreign and international Laws, relating in any way to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), preservation or reclamation of natural resources, the climate, the presence, management or Release of or exposure to Hazardous Materials, or to human health and safety in respect of the foregoing, or the protection of endangered or threatened species.

(ii)

“Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as hazardous, toxic, a pollutant, a contaminant, radioactive, or of similar classification, including petroleum or petroleum by-products, asbestos in any form, polychlorinated biphenyls, ozone-depleting substances, or any other hazardous or toxic substance or chemical substance or waste that is prohibited, limited or regulated under any Environmental Law.

(iii)

“Release” means any release, spill, leaking, dumping, pouring, emitting, emptying, pumping, discharge, injection, escaping, leaching, dispersal, disposal of or migration into or through the environment or within any building, structure, or facility.

Section 3.15     Intellectual Property.

(a)

The Company owns or is licensed or otherwise has the right to use (in each case, without payments to third parties and free and clear of any Liens) all Intellectual Property necessary for or material to the conduct of its business as currently conducted and such rights are not subject to termination by any third party.  Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list of all issued patents, registered trademarks, registered trade names, registered service marks, registered copyrights and in each case applications therefor, and domain names and applications therefor, if any, owned by or licensed to the Company as of the date of this Agreement.  All issued patents, patent applications, registered trademarks, trade names and service marks and, in each case, applications therefor, registered copyrights and applications therefor and domain names and applications therefor owned by the Company have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Authority in each applicable jurisdiction, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees that are due have been paid to continue all such rights in effect.  The Company has made available to Parent complete and correct copies of, and there are no license agreements relating to Intellectual Property to or by which the Company is a party or bound.

(b)

Neither the Company nor any of its products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any Person. There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of the Company, threatened with respect to, and the Company has not been notified in writing of, any possible infringement or other violation by the Company or any of its products or services of the Intellectual Property rights of any Person and to the Knowledge of the Company there is no valid basis for any such claim. To the Knowledge of the Company, there is no investigation pending or threatened with respect to any possible infringement or other violation by the Company or any of its products or services of the Intellectual Property rights of any Person.

(c)	To the Knowledge of the Company, no Person nor any product or service of any Person is infringing upon or otherwise violating any Intellectual Property rights of the Company.

(d)

The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to any right, license or encumbrance relating to, any Intellectual Property owned or used by the Company or with respect to which the Company now has or has had any agreement with any third party, or any right of termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any agreement to or by which the Company is a party or bound, or the loss or encumbrance of any Intellectual Property or material benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right.

(e)

For purposes of this Agreement, “Intellectual Property” means and includes  (i) patents, applications for patents (including divisions, provisionals, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (ii) inventions, discoveries and ideas, whether patentable or not in any jurisdiction; (iii) trademarks, service marks, brand names, certification marks, trade dress, assumed names, domain names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (iv) non-public information, trade secrets, know-how, formulae, processes, procedures, research records, records of invention, test information, market surveys, and confidential information, whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (v) writings and other works, whether copyrightable or not in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; (vi) software, including all types of computer software programs, operating systems, application programs, software tools, firmware (including all types of firmware, firmware specifications, mask works, circuit layouts and hardware descriptions) and software imbedded in equipment, including both object code and source code, and all written or electronic data, documentation and materials that explain the structure or use of software or that were used in the development of software, including software specifications, or are used in the operation of the software (including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials, look-up tables and databases), whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof and registrations thereof in any jurisdiction, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; and (vii) any claims or causes of action (pending, threatened or which could be filed) arising out of any infringement or misappropriation of any of the foregoing.

Section 3.16     Properties.

(a)

The Company owns or has valid leasehold interests in all of the real property and tangible assets used in the conduct of its business and all such property and assets, other than real property and assets in which the Company has leasehold interests, are free and clear of all Liens.

(b)	The Company neither owns nor leases any real property.

Section 3.17     Material Contracts. The Company has no contracts, agreements, arrangements, understandings, or commitments, whether written or oral, to which the Company is a party or which bind or affect its properties or assets.

Section 3.18     Insurance. The Company maintain policies of insurance, including property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in form and amount as customary for the Company’s type of business and as may be additionally required under the terms of any contract or agreement.

Section 3.19     Brokers; Certain Expenses.  No agent, broker, investment banker, financial advisor or other firm or Person, whose fees and expenses shall be paid by the Company, is or shall be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company.

Section 3.20     Stockholder Approval Requirement. The only vote of the stockholders of the Company required to adopt the agreement of merger (as such term is used in Section 251 of the DGCL (8 Del. C. § 251)) contained in this Agreement and approve the Merger is the affirmative vote of the holders of not less than a majority of the outstanding shares of the Company Common Stock (the “Company Stockholder Approval”). No other vote of the stockholders of the Company is required by Law, the Certificate of Incorporation, or Bylaws of the Company.

Article IV.          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Reports filed since December 31, 2017 but prior to the date hereof Parent and Merger Sub hereby represent and warrant to the Company as follows:

Section 4.01     Organization and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and authority necessary to own or lease its properties and assets and to carry on its business as currently conducted.  Parent is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or in good standing when taken together with all other such failures, has not, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.02     Capitalization.

(a)	The authorized, issued and outstanding capital stock of Parent is accurately set forth in the Parent SEC Reports.

(b)

All of the shares of Parent Common Stock outstanding are, and all shares that have been and may be issued pursuant to the employee stock plans will be, when issued in accordance with the terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

(c)

Except as set forth in the Parent SEC Reports, there are on the date hereof no outstanding shares of capital stock of, or other equity or voting interest in, Parent, and no outstanding (i) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in Parent, (ii) options, warrants, rights or other agreements or commitments to acquire from Parent, or obligations of Parent to issue, any capital stock, voting securities or other equity ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other equity ownership interests in) Parent, (iii) obligations of Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in Parent or (iv) obligations (excluding Taxes and other fees) by Parent or any of its Subsidiaries to make any payments based on the market price or value of Parent Common Stock. As of the date of this Agreement, neither Parent nor any of its Subsidiaries has outstanding obligations to purchase, redeem or otherwise acquire any company securities described in clauses (i), (ii) and (iii) hereof.

Section 4.03     Corporate Authorization. Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement, and the consummation by Parent of the Merger and the other transactions contemplated hereby, have been duly and validly authorized by Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes the legal, valid and binding agreement of the Parent and Merger Sub, constitutes a legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

Section 4.04     Non-Contravention; Filings and Consents. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(a)	contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent;

(b)	contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order;

(c)

require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which Parent or any Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected or any governmental authorization affecting, or relating in any way to, the property, assets or business of Parent or any of its Subsidiaries; or

(d)	result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries.

(e)

The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby by Parent do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the Company Common Stock pursuant to this Agreement, or (iii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.05     SEC Filings. Since September 30, 2016, Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed with the SEC, each of which when filed, and if applicable, as finally amended, complied as of its respective filing date with the then applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (such documents, together with all information incorporated therein by reference, the “Parent SEC Reports”).  None of Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent not available on the SEC website, Parent has made available to Company complete and correct copies of Parent SEC Reports. Parent will file prior to the Effective Time all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC prior to such time. No subsidiary of Parent is required to file any forms, reports, statements, schedules or other documents with the SEC.

Section 4.06     Employee Benefit Plans.

(a)

Parent has no “employee benefit plans” as defined in Section 3 of the Employee Retirement Security Act of 1974 (93 P.L. 406), as amended (“ERISA”).  The Company has no plan or commitment to establish any such employee benefit plan.

(b)

The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement (either alone or in conjunction with any other event) will not:

(c)

result in any material payment or benefit becoming due or payable, or required to be provided, to any director, employee, consultant or independent contractor of Parent or any of its Subsidiaries, or cause or create any right to the forgiveness of indebtedness owed by any employee to Parent or any of its Subsidiaries; or

(d)

materially increase the amount of, or accelerate the time of payment of, any benefit or compensation payable under any employment arrangement, or result in the payment of any amount that would not be deductible by reason of Section 280G of the Code; or

Section 4.07     Labor.  There is no claim or grievance pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries relating to terms and conditions of employment or unfair labor practices, including charges of unfair labor practices or harassment complaints.  To the Knowledge of Parent there is no activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any of its Subsidiaries, nor have there been any strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees during the last three years.

Section 4.08     Litigation. There is no complaint, claim, action, suit, litigation, proceeding, or governmental or administrative investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, including in respect of the transactions contemplated hereby that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any outstanding Order (i) that prohibits Parent or any of its Subsidiaries from conducting its business as now conducted or proposed to be conducted or (ii) that would, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.09     Tax Matters.

(a)

Parent and each of its Subsidiaries have timely filed all Tax Returns required to be filed by applicable Law by Parent and each of its Subsidiaries as of the date hereof. All such Tax Returns are true, correct and complete, and Parent and each of its Subsidiaries have timely paid all Taxes attributable to Parent or any of its Subsidiaries that were due and payable by them as shown on such Tax Returns, except with respect to matters contested in good faith.

(b)

As of the date of this Agreement, there is no written claim or assessment pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries for any alleged deficiency in Taxes of Parent or any of its Subsidiaries, and there is no audit or investigation with respect to any liability of Parent or any of its Subsidiaries for Taxes. Neither Parent nor any of its Subsidiaries has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(c)

Parent and each of its Subsidiaries have withheld from their employees (and timely paid to the appropriate Governmental Authority) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation).

(d)

Parent is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code (I.R.C. § 368(a)).

Section 4.10     Compliance with Laws; Permits.

(a)

Neither Parent nor any of its Subsidiaries is in conflict with, in default or, with notice, lapse of time or both, would be in default, with respect to or in violation of any (i) Law or (ii) Order applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected.

(b)

Parent and each of its Subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to conduct their businesses as currently conducted and such Permits are valid and in full force and effect.  Parent and each of its Subsidiaries are in compliance with the terms of such Permits and, as of the date of this Agreement, neither Parent nor any of its Subsidiaries has received written notice from any Governmental Authority threatening to revoke, or indicating that it is investigating whether to revoke, any such Permit.

Section 4.11     Environmental Matters.

(a)	The Company is in compliance with all applicable Environmental Laws;

(b)	there is no action relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company; and

(c)	there have been no Releases of Hazardous Materials on properties since they were owned, operated or leased by the Company (or, to the Knowledge of the Company, previously).

Section 4.12     Intellectual Property.

(a)

Parent and each of its Subsidiaries owns or is licensed or otherwise has the right to use (in each case, without payments to third parties and free and clear of any Liens) all Intellectual Property of Parent necessary for or material to the conduct of its business as currently conducted and such rights are not subject to termination by any third party.  The Parent SEC Reports set forth a true and complete list of all issued patents, registered trademarks, registered trade names, registered service marks, registered copyrights and in each case applications therefor, and domain names and applications therefor, if any, owned by or licensed to Parent or any of its Subsidiaries as of the date of this Agreement.  All issued patents, patent applications, registered trademarks, trade names and service marks and, in each case, applications therefor, registered copyrights and applications therefor and domain names and applications therefor owned by Parent or any of its Subsidiaries have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Authority in each applicable jurisdiction, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees that are due have been paid to continue all such rights in effect.  Parent has made available to Company complete and correct copies all license agreements relating to Intellectual Property to or by which Parent or any of its Subsidiaries is a party or bound.

(b)

None of Parent or any of its Subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any Person. There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of Parent, threatened with respect to, and neither Parent nor any of its Subsidiaries has been notified in writing of, any possible infringement or other violation by Parent or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any Person and to the Knowledge of Parent there is no valid basis for any such claim. To the Knowledge of Parent, there is no investigation pending or threatened with respect to any possible infringement or other violation by Parent or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any Person.

(c)	To the Knowledge of Parent, no Person nor any product or service of any Person is infringing upon or otherwise violating any Intellectual Property rights of Parent or any of its Subsidiaries.

(d)

The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to any right, license or encumbrance relating to, any Intellectual Property owned or used by Parent or any of its Subsidiaries or with respect to which Parent or any of its Subsidiaries now has or has had any agreement with any third party, or any right of termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any agreement to or by which Parent or any of its Subsidiaries is a party or bound, or the loss or encumbrance of any Intellectual Property or material benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right.

Section 4.13     Properties.

(a)

Neither Parent nor any of its Subsidiaries owns any real property. Parent and each of its Subsidiaries has valid leasehold interests in all of the real property and tangible assets used in the conduct of its business.

(b)

With respect to each real property leased by Parent or any of its Subsidiaries (each a “Parent Leased Real Property”), neither Parent nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone a right to use or occupy such Leased Real Property or any portion thereof.  Each Parent Leased Real Property is in good condition and has been maintained in good repair in a manner consistent with standards generally followed with respect to similar properties, and satisfactorily serves the purposes for which it is used in the business of Parent and its Subsidiaries.

Section 4.14     Material Contracts.

(a)

The exhibits to the Parent SEC Reports contain copies of each material contract (each, a “Parent Material Contract”) to which Parent or any of its Subsidiaries is a party or which bind or affect their respective properties or assets

(b)

Except as, individually or in the aggregate, it has not had and would not reasonably be expected to have a Parent Material Adverse Effect: (i) each Parent Material Contract is valid and binding on Parent or the Subsidiary of Parent that is a party thereto and, to the Knowledge of Parent, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except to the extent enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally, and to general equitable principles, and unless expired or terminated in accordance with its terms; (ii) Parent, its Subsidiaries and, to the Knowledge of Parent, each other party thereto, have performed and complied with all obligations required to be performed or complied with by them under each Parent Material Contract; and (iii) there is no default under any Parent Material Contract by Parent or any of its Subsidiaries or, to the Knowledge of Parent, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Parent or any of its Subsidiaries or, to the Knowledge of Parent, by any other party thereto.

Section 4.15     Insurance. Parent and its Subsidiaries maintain policies of insurance, including property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in form and amount as customary for Parent’s and its Subsidiaries’ types of business and as may be additionally required under the terms of any contract or agreement.

Section 4.16     Brokers; Certain Expenses. No agent, broker, investment banker, financial advisor or other firm or Person, whose fees and expenses shall be paid by Parent, is or shall be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of Parent or any of its Subsidiaries.

Section 4.17     No Stockholder Approval Requirement. No vote of the stockholders of Parent is required to adopt the transactions contemplated in the Agreement.

Article V.          COVENANTS

Section 5.01     Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement until the Effective Time, except with the prior written consent of Parent, or as required by Law, the business of the Company shall be conducted in the ordinary course of business consistent with past practice, the Company will not dispose of any of its properties, and the Company shall use its best efforts to comply with all applicable Laws, rules and regulations and to the extent consistent therewith, use their best efforts to preserve their business organizations intact and maintain existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, licensors, licensees, Governmental Authorities, employees, agents, consultants, and business associates, to keep available the services of the Company’s current employees, agents, and consultants.

Section 5.02     Access to Information. From and after the date of this Agreement, the Company shall (i) give to Parent and Parent’s Representatives access to the offices, properties, books, records, documents, directors, officers and employees of the Company during normal business hours, (ii) furnish to Parent and its Representatives such financial, tax and operating data and other information as Parent and its Representatives may reasonably request, and (iii) instruct the Company’s Representatives to cooperate with Parent and Parent’s Representatives in Parent’s investigation; provided, however, that the Company may restrict the foregoing access to the extent that (i) any applicable Law requires the Company to restrict or prohibit access to any such properties or information or (ii) the disclosure of such information to Parent or its Representatives would violate confidentiality obligations owed to a third party and such confidentiality obligations were in effect prior to the execution and delivery of this Agreement.

Section 5.03     Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law to consummate the Merger and the other transactions contemplated by this Agreement.

Section 5.04     Stockholder Approval. The Company shall, as promptly as reasonably practicable following the date of this Agreement, in accordance with customary timing in consultation with Parent, take all action necessary to obtain the Company Stockholder Approval required in connection with this Agreement and the Merger.

Section 5.05     Press Releases. Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement, the Merger or the other transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, except as such release or statement may be required by applicable Law, in which case the party required to make the release or statement shall consult with the other party about, and allow the other party reasonable time (to the extent permitted by the circumstances) to comment on, such release or statement in advance of such issuance, and the party will consider such comments in good faith.

Section 5.06     Certain Tax Matters. Parent and the Company shall each use its reasonable best efforts to cause the Merger to qualify for the Intended Tax Treatment, including (i) not taking any action that such party knows would reasonably be expected to prevent such qualification and (ii) executing such amendments to this Agreement as may be reasonably required in order to obtain such qualification (it being understood that no party will be required to agree to any such amendment). For federal Tax purposes, each of Parent, the Company, and Merger Sub will report the Merger and the other transactions contemplated by this Agreement in a manner consistent with such qualification.

Section 5.07     Governance Matters.

(a)	Executive Chairman. Parent shall take all necessary action to cause, effective at the Effective Time, Ron Erickson to be elected as executive chairman of the Board of Directors of Parent.

(b)	Chief Executive Officer. Parent shall take all action necessary to cause, effective at the Effective Time, Phil Bosua to be elected the chief executive officer of Parent.

(c)	Board of Directors. Parent shall take all necessary action to cause, effective at the Effective Time, Phil Bosua to be appointed to the Board of Directors of Parent.

Article VI.          CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction (or, if legally permissible, waiver) at or prior to the Effective Time of the following conditions:

(a)	Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)

No Injunction or Legal Restraint. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court or agency of competent jurisdiction or other legal restraint or prohibition having the effect of preventing the consummation of the Merger shall be in effect, and no law shall have been enacted or promulgated by any Governmental Authority that prohibits or makes illegal consummation of the Merger.

Section 6.02     Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is also subject to the satisfaction (or waiver by Parent if permitted under applicable Law) at or prior to the Effective Time of the following conditions:

(a)	Board Approval. The approval of this Agreement and the transactions contemplated herein shall have been approved by the board of directors of Parent and Merger Sub.

(b)

Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct (as so qualified), and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as if made on and as of the Closing Date (except to the extent expressly made as of another specified date, in which case as of such date). Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

(c)

Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with each of the obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(d)	No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

Section 6.03     Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)

Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct (as so qualified), and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as if made on and as of the Closing Date (except to the extent expressly made as of another specified date, in which case as of such date). The Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to the foregoing effect.

(b)

Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with all obligations required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to such effect.

Article VII.          TERMINATION; AMENDMENT; WAIVER

Section 7.01     Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained:

(a)	by mutual written consent of the Company, Parent and Merger Sub, duly authorized by the respective board of directors of each;

(b)

by either the Company or Parent, if any court of competent jurisdiction or other Governmental Authority shall have issued an Order, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(i) shall have used its reasonable best efforts to contest, appeal and remove such Order or action; and provided, further, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the issuance of such final, non-appealable Order was substantially the result of the failure of such party to perform any of its obligations under this Agreement;

(c)

by Parent, if the representations and warranties of the Company shall not be true and correct as of the date hereof or shall become not true and correct at any time hereafter or the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, which failure to be true and correct, breach or failure to perform would give rise to the failure of any of the conditions set forth in Section 6.02(a) or Section 6.02(b), and which failure to be true and correct, breach or failure to perform is not capable of being cured by the Company or, if capable of being cured, is not cured by the Company within ten (10) days following written notice to the Company;

(d)	by the Company, if:

(i)

the representations and warranties of Parent and Merger Sub shall not be true and correct or Parent or Merger Sub shall have breached or failed to perform any of its respective covenants or agreements set forth in this Agreement, which failure to be true and correct, breach or failure to perform would give rise to the failure of any of the conditions set forth in Section 6.03(a) or Section 6.03(b), and

(ii)

such failure to be true and correct, breach or failure to perform is not cured by Parent or Merger Sub within ten (10) days following written notice to Parent or is by its nature or timing not capable of being cured.

(e)

The party desiring to terminate this Agreement pursuant to clause (b), (c), or (d) of this Section 7.01 shall give written notice of such termination to the other party, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 7.02     Effect of Termination. If this Agreement is terminated and the Merger is abandoned pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of this Section 7.02, Section 7.03 and Article VIII and except for any material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, which material breach and liability therefor shall not be affected by termination of this Agreement.

Section 7.03     Fees and Expenses. Whether or not the Merger is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

Section 7.04     Amendment. To the extent permitted by applicable Law, this Agreement may be amended by Parent, the Company, and Merger Sub at any time before or after receipt of the Company Stockholder Approval but, after receipt of the Company Stockholder Approval, no amendment shall be made which changes the Merger Consideration or which adversely affects the holders of any class or series of stock of the Company or the Merger Sub or Parent without the approval of the affected stockholders. This Agreement may not be amended, changed, supplemented, or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

Section 7.05     Waiver. The failure or delay by any party to this Agreement to assert any of its rights hereunder or otherwise available in respect hereof at law or in equity shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under or in respect of this Agreement.

Article VIII.          MISCELLANEOUS

Section 8.01     Entire Agreement; Assignment. This Agreement (including the Company Disclosure Letter and the exhibits and schedules to this Agreement) and the Confidentiality Agreement constitute the entire agreement and supersede all oral agreements and understandings and all written agreements prior to the date hereof between or on behalf of the parties with respect to the subject matter hereof. This Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other parties hereto provided, that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub, as the case may be, of its obligations hereunder.

Section 8.02     Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.

Section 8.03     Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid, or by reputable overnight courier service, or by electronic mail with acknowledgment of receipt of complete transmission further confirmed by a copy sent by reputable overnight courier service.  Any notice or other communication so given shall be validly given hereunder upon receipt if delivered by hand, upon receipt if sent by registered or certified mail or by overnight courier service, and upon confirmation of successful transmission if sent by electronic mail subject to receipt of the confirming copy sent by overnight courier service:

If to Parent or Merger Sub, to:

Visualant, Incorporated

500 Union Street

Suite 810

Seattle, WA 98101

Attention: Ron Erickson

Email: ron@visualant.net

If to Company, to:

RAAI Lighting, Inc.

201 Galer Street

#264

Seattle, WA 98109

Attention: Phil Bosua

Email: philboshme@gmail.com

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.04     Governing Law; Jurisdiction and Venue. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of Washington, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Washington or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Washington. Each of the parties to this Agreement hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts of King County, Washington, or in the event (but only in the event) that such courts do not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Western District of Washington, and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.

Section 8.05     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.  At the Closing, signature pages of counterparts may be exchanged by facsimile or by electronic transmittal of scanned images thereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the party providing a facsimile or scanned image and that party’s counsel.

Section 8.06     Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Business Day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act (17 C.F.R. 240.14d-1);

“Company Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, is reasonably expected to (i) result in a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Company, (ii) prevent, materially impede or materially delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, or (iii) result in a material impairment of the ability of Parent and its Subsidiaries to continue operating the business of the Company after the Closing in substantially the same manner as it was operated immediately prior to the date of this Agreement; provided, however, that none of the following events, effects or circumstances, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would be, a Company Material Adverse Effect: (A) any change in general economic, business, financial, credit or market conditions that does not disproportionately affect the Company relative to other participants in its industry; (B) any change in GAAP or applicable Law or the interpretation thereof that does not disproportionately affect the Company, relative to other participants in its industry in the United States; (C) any act of terrorism, war (whether or not declared), national disaster or any national or international calamity affecting the United States that does not disproportionately affect the Company, relative to other participants in its industry in the United States; (D) any failure to meet internal Company projections or external analyst projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures may constitute or be taken into account in determining whether there has been or would be a Company Material Adverse Effect); (E) any change in the price or trading volume of the Company Common Stock in and of itself (provided that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect); or (F) any effect attributable to the announcement, performance or pendency of this Agreement or the transactions contemplated hereby.

“Knowledge” with respect to any fact or matter means the actual knowledge, after due inquiry and reasonable investigation, of the relevant party’s officers.

“Lien” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Parent Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, is reasonably expected to (i) result in a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Parent and its Subsidiaries, taken as a whole, (ii) prevent, materially impede or materially delay the consummation by the Parent of the Merger or the other transactions contemplated by this Agreement, or (iii) result in a material impairment of the ability of Parent and its Subsidiaries to continue operating the business of the Parent and its Subsidiaries after the Closing in substantially the same manner as it was operated immediately prior to the date of this Agreement; provided, however, that none of the following events, effects or circumstances, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would be, a Parent Material Adverse Effect: (A) any change in general economic, business, financial, credit or market conditions that does not disproportionately affect the Parent and its Subsidiaries, taken as a whole, relative to other participants in its industry; (B) any change in GAAP or applicable Law or the interpretation thereof that does not disproportionately affect the Parent and its Subsidiaries, taken as a whole, relative to other participants in its industry in the United States; (C) any act of terrorism, war (whether or not declared), national disaster or any national or international calamity affecting the United States that does not disproportionately affect the Parent and its Subsidiaries, taken as a whole, relative to other participants in its industry in the United States; (D) any failure to meet internal Parent projections or external analyst projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures may constitute or be taken into account in determining whether there has been or would be a Parent Material Adverse Effect); (E) any change in the price or trading volume of the Parent Common Stock in and of itself (provided that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Parent Material Adverse Effect); or (F) any effect attributable to the announcement, performance or pendency of this Agreement or the transactions contemplated hereby.

“Person” shall mean any individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization;

“Representative” means, with respect to any Person, such Person’s directors, officers, employees, advisors and investment bankers.

“Subsidiary” means an entity owned wholly or in part by another Person, which other Person, directly or indirectly, owns more than 50% of the stock or other equity interests of such entity having voting power to elect a majority of the board of directors or other governing body of such entity.

Section 8.07     Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive the Effective Time.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the date and year first above written.

RAAI LIGHTING, INC.

By /s/ Phillip A. Bosua

Name: Phillip A. Bosua

Title: Chief Executive Officer

VISUALANT, INCORPORATED

By /s/ Ronald P. Erickson

Name: Ronald P. Erickson

Title: Chief Executive Officer

500 UNION CORPORATION

By /s/ Ronald P. Erickson

Name: Ronald P. Erickson

Title: Chief Executive Officer

COMPANY DISCLOSURE LETTER

Section 3.15(a): The Company has exclusive rights to the following patent application:

Re:	International Patent Application PCT/AU2017/050993
Title:	Extended Service Life Lighting Assembly
Applicant:	BOSUA, Phillip Anthony et al